Exhibit 1.1

SPIRE INC.

Common Stock, Par Value $1.00 Per Share

Having an Aggregate Offering Price of up to $150,000,000

EQUITY DISTRIBUTION AGREEMENT

February 6, 2019

RBC Capital Markets, LLC 200 Vesey Street, 8th Floor New York, New York 10281 Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036

Royal Bank of Canada

c/o RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Bank of America, N.A.,

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

As Agents, Principals or Forward Sellers	As Forward Purchasers

Ladies and Gentlemen:

Spire Inc., a Missouri corporation (the “Company”), confirms this agreement (this “Agreement”) with each of (i) RBC Capital Markets, LLC (“RBCCM”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), each as sales agent for the Company or principal in connection with the offering and sale of any Primary Shares (as defined in Section 1 hereof) hereunder (in any such capacity, each, a “Manager” and, collectively, the “Managers”) or each as forward seller acting as sales agent for the Forward Purchaser (as defined below) affiliated therewith in connection with the offering and sale of any Hedge Shares (as defined in Section 1 hereof) hereunder (in any such capacity, each, a “Forward Seller” and, collectively, the “Forward Sellers”), and (ii) Royal Bank of Canada and Bank of America, N.A., each as purchaser under any Confirmation (as defined in Section 1 hereof) hereunder (in such capacity, each, a “Forward Purchaser” and, collectively, the “Forward Purchasers”), as follows:

SECTION 1: Description of Shares. The shares of common stock, par value $1.00 per share, of the Company are referred to as the “Common Stock” in this Agreement. The Company may, from time to time during the term of this Agreement, issue and sell through or to the Managers, as sales agents for the Company or principals, shares of the Common Stock (the “Primary Shares”) pursuant to the terms and subject to the conditions set forth herein. The Company agrees that, whenever the Company determines to sell any Primary Shares directly to any Manager as principal, it will enter into a separate agreement relating to such sale with such Manager in form and substance mutually satisfactory to the Company and such Manager (each, a “Terms Agreement”).

The Company may also, from time to time during the term of this Agreement, enter into one or more forward stock purchase transactions (each, a “Forward”) with the Forward Purchasers pursuant to the terms and subject to the conditions set forth herein and as set forth in one or more separate agreements, in substantially the form of Exhibit A hereto, relating to the applicable Forward (each, a “Confirmation” and, collectively, the “Confirmations”). Under each Confirmation, the Company will deliver to the applicable Forward Purchaser, or an affiliate thereof (including the Forward Seller affiliated therewith), up to the number of shares of the Common Stock as may be sold in accordance with this Agreement in settlement of all or any portion of the Company’s obligations under such Confirmation (the “Confirmation Shares”). In connection therewith, it is contemplated that, at the Company’s direction, such Forward Purchaser will offer and sell through its affiliated Forward Seller, acting as sales agent for such Forward Purchaser and pursuant to the terms and subject to the conditions set forth herein, shares of the Common Stock borrowed by, or on behalf of, such Forward Purchaser (the “Hedge Shares”).

The Company proposes to (i) issue, offer and sell Primary Shares from time to time to or through any Manager, acting as sales agent for the Company or acting as principal, and (ii) instruct any Forward Seller to offer and sell Hedge Shares, acting as sales agent for its affiliated Forward Purchaser, in each case, pursuant to the terms and subject to the conditions set forth herein and any applicable Terms Agreement and Confirmation. The Managers, the Forward Sellers and the Forward Purchasers (each, sometimes referred to as a “Manager Party” and, collectively, sometimes referred to as the “Manager Parties”) and the Company understand that the aggregate gross sales price of the Primary Shares and the Hedge Shares to be sold pursuant to this Agreement (exclusive of, for the avoidance of doubt, any Confirmation Shares) shall not exceed $150,000,000 in the aggregate (the “Maximum Amount”). The Primary Shares, the Confirmation Shares and the Hedge Shares are each sometimes called the “Shares” in this Agreement.

For the avoidance of doubt, it is understood and agreed by the Company and the Manager Parties that if any Hedge Shares are offered or sold through RBCCM or Merrill Lynch acting as a Forward Seller for its affiliated Forward Purchaser, then such Forward Seller shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Hedge Shares, and, except in cases where this Agreement expressly refers to RBCCM or Merrill Lynch as a Manager acting as sales agent for the Company, or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to RBCCM or Merrill Lynch acting as sales agent shall also be deemed to apply to RBCCM or Merrill Lynch when acting as Forward Seller, mutatis mutandis. Unless the context requires otherwise, (i) references herein to the “affiliated” Forward Purchaser mean, with respect to any Forward Seller, the affiliate of such Forward Seller that is acting as a Forward Purchaser and (ii) references herein to the “affiliated” Forward Seller mean, with respect to any Forward Purchaser, the affiliate of such Forward Purchaser that is acting as a Forward Seller.

The Company has filed not earlier than three years prior to the date hereof (the “Execution Date”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”), a registration statement (Registration No. 333-213759) on Form S-3, including the Base Prospectus (as defined below), which relates to certain securities of the Company, including the Shares, that may be issued from time to time by the Company and incorporates or deems to incorporate by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared the Prospectus Supplement (as defined below) to the Base Prospectus that specifically relates to the Shares. For purposes of this Agreement, unless the context otherwise requires, (i) the term “Registration Statement” means such registration statement, including the Base Prospectus, as amended at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Securities Act, as such Section 11 applies to the Managers, including (A) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (B) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of such registration statement at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of such Section 11, as such Section 11 applies to the Managers, (ii) the term “Base Prospectus” means the prospectus filed as part of the Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement, (iii) the term “Prospectus Supplement” means the supplement to the Base Prospectus relating to the Shares filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act in connection with the offering of the Shares, (iv) the term “Prospectus” means the Prospectus Supplement together with the Base Prospectus, (v) the term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act), including any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Shares that is (A) required to be filed with the Commission by the Company, (B) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act, whether or not required to be filed with the Commission, or (C) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Shares or of any offering thereof hereunder that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act, (vi) references to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such document, (vii) references to the words “amend,” “amended,” “amendment” or “supplement” or “supplemented” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the filing by the Company, on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus, as the case may be, of any document with the Commission deemed to be incorporated by reference therein under the Exchange Act, (viii) references to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System, (ix) references to the words “hereof,” “herein,” “hereinafter” or “hereunder” mean this Agreement and any applicable Terms Agreement, (x) references to the word “or” shall not be exclusive and (xi) the term “Execution Time” shall mean the date and time that this Agreement is executed and delivered by each of the Company and the Manager Parties.

SECTION 2: Representations and Warranties of Company. The Company represents and warrants to, and agrees with, each Manager Party on and as of (i) the Execution Time, (ii) the date specified by the Company to the Manager Parties on or after which the initial offering of any of the Shares under this Agreement shall commence (the “Commencement Date”), (iii) each date on which the Company executes and delivers a Terms Agreement, (iv) the time that any purchaser shall agree to purchase any Primary Shares through a Manager, whether as sales agent for the Company or principal, or any Hedge Shares through a Forward Seller, as sales agent for the affiliated Forward Purchaser, pursuant to this Agreement or any applicable Terms Agreement (each, a “Time of Sale”), (v) each Settlement Date (as defined in Section 3(i) hereof) and (vi) each Bring-Down Delivery Date (as defined in Section 4(n) hereof) (each such dated listed in such clauses (i) through (vi) above, a “Representation Date”), that:

(a) Registration. The Company meets, and at the time the Registration Statement became effective under the Securities Act the Company met, the applicable requirements of Form S-3 under the Securities Act. The Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Registration Statement, at the Execution Time, at each other Representation Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically deemed to be delivered pursuant to Rule 153 thereunder or through compliance with Rule 172 thereunder or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. Copies of the Registration Statement, including any such amendments thereto, have been delivered by the Company to the Manager Parties.

(b) No Stop Order. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of any Prospectus Supplement or any Issuer Free Writing Prospectus and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission.

(c) Registration Statement and Prospectus Conform to Securities Act Requirements. At the Execution Time, the Registration Statement conformed, and, as then amended or supplemented, as of each other Representation Date will conform, in all material respects, to the applicable requirements of the Securities Act. When the Prospectus is first filed in accordance with Rule 424(b) under the Securities Act and as of each Representation Date, the Prospectus, as amended or supplemented, will conform, in all material respects to the applicable requirements of the Securities Act.

(d) Issuer Free Writing Prospectuses Conform to Securities Act Requirements. Each Issuer Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Securities Act on the date of its first use and as of each Time of Sale and Settlement Date, as applicable, and the Company will comply with all prospectus delivery and filing requirements applicable to each such Issuer Free Writing Prospectus pursuant to the Securities Act. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Manager Parties.

(e) Status as a Well-Known Seasoned Issuer. (i) At the respective times the Registration Statement or any amendments thereto were filed with the Commission, (ii) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by any post-effective amendment thereto, any report incorporated by reference therein pursuant to Section 13 or 15(d) of the Exchange Act or any form of prospectus) and (iii) at the Execution Date, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), including not having been and not being an “ineligible issuer” (as defined in such Rule 405 without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in such Rule 405). The Registration Statement is an “automatic shelf registration statement” (as defined in such Rule 405) and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on such automatic shelf registration statement. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form.

(f) No Material Misstatements or Omissions. At the Execution Time, the Registration Statement did not, and, as then amended or supplemented, as of each other Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of its date, the Prospectus does not, and, as then amended or supplemented, as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any Issuer Free Writing Prospectus, as of its date and each Time of Sale and Settlement Date, as applicable, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; any Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, and any such Issuer Free Writing Prospectus, as supplemented by and taken together with the Prospectus as of its date and each Time of Sale and Settlement Date, as applicable, did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 2(g) do not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Manager Party expressly for use therein.

(g) Incorporated Documents. Any documents incorporated or deemed incorporated by reference in the Registration Statement or the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(h) Independent Accountants. The Accountants (as defined in Section 4(v) hereof) are independent public accountants with respect to the Company as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board.

(i) Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the Securities Act and the Exchange Act, as applicable. Any supporting schedules included in the Registration Statement present fairly, in all material respects, in accordance with GAAP, the information required to be stated therein. The information in the Prospectus under the caption “Summary Historical Financial Information” presents fairly, in all material respects, the information shown therein and has been compiled on a basis consistent with that of the financial statements of the Company included in the Registration Statement and the Prospectus. No pro forma financial statements, and no financial statements of any entity or business other than the Company, are required to be included in the Registration Statement or the Prospectus. All “non-GAAP financial measures” (as defined in Item 10(e) of Regulation S-K of the Commission), if any, contained in the Registration Statement and the Prospectus comply with the Exchange Act, to the extent applicable.

(j) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) except as otherwise disclosed in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), neither the Company nor any of its subsidiaries has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material to the Company and its subsidiaries taken as a whole, and neither the Company nor any of its subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect and (iii) except for regular quarterly cash dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(k) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Missouri and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(l) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement or the Prospectus and is duly qualified as a foreign corporation or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding shares of capital stock of each such subsidiary that is a corporation and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (a “Lien”). The only subsidiaries of the Company are the subsidiaries listed on Schedule I hereto, which accurately sets forth whether each such subsidiary is a corporation or limited liability company and the jurisdiction of organization of each such subsidiary.

(m) Capital Stock. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person or entity.

(n) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(o) Authorization of Confirmations. Each Confirmation has been duly authorized and, when executed and delivered by the Company (assuming due authorization, execution and delivery by the applicable Forward Purchaser), will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(p) Authorization of Shares. The Primary Shares to be issued and sold by the Company hereunder have been duly authorized for issuance and sale pursuant hereto and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Confirmation Shares to be issued and delivered by the Company hereunder and the applicable Confirmation have been duly authorized for issuance and delivery pursuant hereto and such Confirmation, and, when issued and delivered by the Company to the applicable Forward Purchaser pursuant hereto and such Confirmation against payment of any consideration required set forth therein, will be validly issued, fully paid and non-assessable; and the issuance and sale of the Primary Shares and the Confirmation Shares to be issued and sold or delivered by the Company hereunder and any applicable Confirmation are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person or entity.

(q) Description of Common Stock. The Common Stock, the authorized but unissued Preferred Stock and the Company’s articles of incorporation and bylaws conform in all material respects to the respective statements relating thereto contained in the Registration Statement and the Prospectus and such statements conform to the rights set forth in the respective instruments and agreements defining the same.

(r) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents (as defined below) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document (as defined below), except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect. The execution and delivery of, and the performance by the Company of its obligations under, this Agreement and the consummation of the transactions contemplated herein do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, Repayment Event or Termination Event (each as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Documents, except for such conflicts, breaches, defaults or Liens that would neither, individually or in the aggregate, result in a Material Adverse Effect nor materially and adversely affect the performance by the Company of its obligations under this Agreement, nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Company or any of its subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations, except, in the case of clause (ii), for such violations that would neither, individually or in the aggregate, result in a Material Adverse Effect nor materially and adversely affect the performance by the Company of its obligations under this Agreement. As used herein, (A) “Company Documents” means all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, hedging agreements, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, including the Existing Indentures (as defined below) and any other instruments, agreements and documents filed or incorporated or deemed to be incorporated by reference as exhibits to the Company’s most recent Annual Report on Form 10-K or any subsequent report (including any Quarterly Report on Form 10-Q) filed by the Company with the Commission under the Exchange Act pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed or incorporated or deemed to be incorporated by reference as such an exhibit has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Company Documents” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed, (B) “Existing Indentures” means (1) the Mortgage and Deed of Trust dated as of February 1, 1945 between Spire Missouri Inc. (formerly known as Laclede Gas Company and Laclede Gas Light Company), a Missouri Corporation, and UMB Bank & Trust, N.A., as successor trustee, and (2) the Amended and Restated Indenture of Mortgage dated as of September 1, 2011 between Spire Gulf Inc. (formerly known as Mobile Gas Service Corporation) and Commerce Bank, as successor trustee, in each case as amended or supplemented, (C) “Organizational Documents” means (1) in the case of a corporation, its articles of incorporation and bylaws, (2) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement and (3) in the case of any other entity, the organizational and governing documents of such entity, (D) “Repayment Event” means any event or condition which, either immediately or with notice or passage of time or both, (1) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person or entity acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company, or (2) gives any counterparty (or any person or entity acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Company or any subsidiary of the Company is a party the right to liquidate or accelerate the payment obligations, or designate an early termination date under such agreement or instrument, as the case may be, and (E) “Termination Event” means any event or condition which gives any person or entity the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any Company Documents or any rights of the Company or any of its subsidiaries thereunder, including, without limitation, upon the occurrence of a change of control of the Company or other similar events.

(s) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or any of its subsidiaries that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(t) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries that is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(u) Accuracy of Descriptions and Exhibits. The information in the Prospectus under the caption “Material United States Federal Income Tax Considerations for Non-US Holders” and the information in the Company’s most recent Annual Report on Form 10-K under the captions “Business—Gas Utility—Regulatory Matters,” “Legal Proceedings,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates—Regulatory Accounting” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Regulatory and Other Matters,” and in Item 13 thereof under the caption “Certain Relationships and Related Transactions, and Director Independence,” in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s articles of incorporation or bylaws or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement and the Prospectus of any

other Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement or the Prospectus or the documents incorporated or deemed to be incorporated by reference therein or to be filed as exhibits to the Registration Statement or the documents incorporated or deemed to be incorporated by reference therein that have not been so described and filed as required.

(v) Absence of Further Requirements. (i) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (ii) no authorization, approval, vote or consent of any holder of capital stock or other securities of the Company or creditor of the Company or any of its subsidiaries, (iii) no authorization, approval, waiver or consent under any Company Document and (iv) no authorization, approval, vote or consent of any other person or entity is necessary or required for the authorization, execution, delivery or performance hereof or any applicable Confirmation by the Company, for the offering, issuance, sale or delivery of the Shares to be sold by the Company pursuant hereto or any applicable Confirmation or for the consummation of any of the other transactions contemplated hereby or any applicable Confirmation, in each case on the terms contemplated by the Registration Statement and the Prospectus, except (A) such as have been obtained or made, (B) under the Securities Act and the Exchange Act and (iii) that no representation is made as to such as may be required under state or foreign securities laws.

(w) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; and, except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, all such Governmental Licenses are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might reasonably be expected to result in a Material Adverse Effect.

(x) Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by any of them (if any) and good title to all other properties and assets owned by any of them, in each case, free and clear of all Liens (other than the Lien of the Existing Indentures) except such as (i) are described in the Registration Statement and the Prospectus or (ii) are not, individually or in the aggregate, material to the Company and its subsidiaries taken as a whole, are not required to be disclosed in the Registration Statement or the Prospectus and do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; all real property, buildings and other improvements, and all equipment and other property held under lease or sublease by the Company or any of its subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property, buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements by the Company and its subsidiaries, and all such leases and subleases are in full force and effect; and neither the Company nor any of its subsidiaries has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises or to the continued use of the leased or subleased equipment or other property except for such claims that, if successfully asserted against the Company or any of its subsidiaries, would not, individually or in the aggregate, result in a Material Adverse Effect.

(y) Investment Company Act. The Company is not, and upon the issuance and sale of the Primary Shares as herein contemplated and the issuance, sale and delivery of the Confirmation Shares and the receipt and application of the net proceeds therefrom as described in the Prospectus under the caption “Use Of Proceeds” will not be, an “investment company” or an entity “controlled” by an “investment company” (as defined in the Investment Company Act of 1940 and the rules and regulations thereunder).

(z) Environmental Laws. Except as described in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(aa) Absence of Registration Rights. There are no persons or entities with registration rights or other similar rights to have any securities (debt or equity) (i) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (ii) otherwise registered by the Company under the Securities Act, and there are no persons or entities with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of the Shares.

(bb) NYSE. The outstanding shares of Common Stock are listed on the New York Stock Exchange (the “NYSE”) and the Shares being sold hereunder by the Company have been approved for listing, subject only to official notice of issuance, on the NYSE.

(cc) FINRA Matters. The Company was, at the time the Registration Statement was first filed with the Commission, and at all times thereafter has been, eligible to use Form S-3 pursuant to the standards for that form in effect immediately prior to October 21, 1992. There is and, at all times since the time that the Registration Statement was first filed with the Commission, there has been a “bona fide public market” (as defined in FINRA Rule 5121) for the Common Stock.

(dd) Tax Returns. The Company and its subsidiaries have filed all federal, state and local tax returns that are required to be filed (or have obtained extensions thereof), except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(ee) Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(ff) Accounting and Disclosure Controls. The Company and its subsidiaries maintain and have established and maintained effective “internal control over financial reporting” (as defined in Rule 13a-15 under the Exchange Act). The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus, there has not been, at any time during the Company’s three consecutive fiscal years ended with and including the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement and the Prospectus or at any time subsequent thereto, any material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated) and, except as otherwise disclosed in the Company’s most recent Annual Report on Form 10-K or any of its Quarterly Reports on Form 10-Q filed thereafter by the Company with the Commission under the Exchange Act, since the end of the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its subsidiaries have established, maintained and periodically evaluate the effectiveness of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act and the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement are recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure. The Accountants and the audit committee of the Company’s board of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Company’s internal control over financial reporting and of all fraud, if any, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting, in each case that occurred or existed, or was first detected, at any time during the Company’s five consecutive fiscal years ended with and including the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement and the Prospectus or at any time subsequent thereto.

(gg) Compliance with Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, and the rules and regulations thereunder or implementing the provisions thereof, with which any of them is required to comply, including Section 402 thereof related to loans and Sections 302 and 906 thereof related to certifications.

(hh) Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(ii) Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and accurately reflect the materials upon which such data is based or from which it was derived.

(jj) FCPA. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person or entity acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person or entity of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, any offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries, and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and that are reasonably expected to ensure, continued compliance therewith.

(kk) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person or entity acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use any of the proceeds from the sale of the Shares by the Company in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or entity currently subject to any U.S. sanctions administered by OFAC.

(mm) ERISA Compliance. None of the following events has occurred or exists that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”) with respect to a Plan (as defined below) determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries. None of the following events has occurred or is reasonably likely to occur that, individually or in the aggregate, could result in a Material Adverse Effect: (A) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (B) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic No. 715) of the Company and its subsidiaries compared to the amount of such obligations in the Company’s most recently completed fiscal year; (C) any event or condition giving rise to a liability under Title IV of ERISA; or (D) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to its or their employment. For purposes of this paragraph and the definition of ERISA, the term “Plan” means a “plan” (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA, other than a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), with respect to which the Company or any of its subsidiaries may have any liability.

(nn) Lending and Other Relationship. Except as disclosed in the Registration Statement and the Prospectus, (i) neither the Company nor any of its subsidiaries has any lending or similar relationship with any Manager or any bank or other lending institution affiliated with any Manager; (ii) the Company will not, directly or indirectly, use any of the proceeds from the sale of the Shares by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by any Manager or any of its “affiliates” or “associated persons” (as defined in Rule 5121 of the Financial Industry Regulatory Authority Inc. (“FINRA”)) or otherwise direct any such proceeds to any Manager or any of its “affiliates” or “associated persons” (as so defined); and (iii) there are and have been no transactions, arrangements or dealings between the Company or any of its subsidiaries, on one hand, and any Manager or any of its “affiliates” or “associated persons” (as so defined), on the other hand, that, under FINRA Rule 5110 or 5121, must be disclosed in a submission to FINRA in connection with the offering of the Shares contemplated hereby or disclosed in the Registration Statement or the Prospectus.

(oo) No Restrictions on Dividends. Neither the Company nor any of its subsidiaries is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, the Company from paying any dividends or making other distributions on its capital stock, and no subsidiary of the Company is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, any subsidiary of the Company from paying any dividends or making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any other subsidiary, in each case except under the Existing Indentures or as otherwise described in the Registration Statement and the Prospectus.

(pp) Brokers. There is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for commissions in connection with the sale of the Shares pursuant to this Agreement.

(qq) Interactive Data. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(rr) Actively-Traded Security. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by virtue of paragraph (c)(1) thereof.

SECTION 3: Sale and Delivery of Shares.

(a) Sales of Primary Shares. On the basis of the representations, warranties and agreements contained herein, and pursuant to the terms and subject to the conditions set forth herein, the Company, in its discretion, agrees to issue and sell Primary Shares through or to the Managers, as sales agents for the Company or, in accordance with Section 3(b) hereof, as principals, as and when it provides instructions as set forth below. Any Primary Shares are to be sold by one of the Managers on a daily basis or otherwise as shall be mutually agreed upon by the Company and such Manager on any trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) on which (i) the Company, through any of the individuals listed as authorized representatives of the Company on Schedule II hereto (as such Schedule II may be amended from time to time, the “Authorized Company Representatives”), has instructed such

Manager by telephone (confirmed promptly by electronic mail, with a copy to each of the other Authorized Company Representatives at such time) to make such sales and (ii) the Company has satisfied its obligations under Sections 4, 5 and 6 hereof. On a Trading Day that the Company determines to sell any Primary Shares, the Company will designate in a notice delivered by electronic mail substantially in the form of Annex 1 hereto (or such other form as the Company and such Manager shall agree) the maximum amount of such Primary Shares to be sold daily by such Manager as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the Registration Statement or in an amount, together with all sales of the Shares under this Agreement, in excess of the Maximum Amount or any minimum price below which sales of the Shares may not be effected) and any other limitations specified by the Company and mutually agreed by such Manager.

(b) Terms Agreement. If the Company wishes to issue and sell any Primary Shares pursuant to Section 3(a) hereof to a Manager as principal, the Company will notify such Manager of the proposed terms of such issuance and sale. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept modified terms, the Company and such Manager will enter into a Terms Agreement setting forth the terms of such issuance and sale. At the time of each Terms Agreement, the applicable Manager shall specify the requirements, if any, for the certificates, legal letters and comfort letters pursuant to Sections 4(n), 4(o), 4(p) and 4(q), respectively, hereof. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(c) Forward Sales of Hedge Shares. In addition, on the basis of the representations, warranties and agreements contained herein, and pursuant to the terms and subject to the conditions set forth herein, if the Company wishes to enter into a Forward with a Forward Purchaser, the Company may consult with such Forward Purchaser and its affiliated Forward Seller with respect to the proposed terms of such Forward as contemplated by the applicable Forward Instruction Notice (as defined below). If such Forward Purchaser and Forward Seller wish to accept such proposed terms (which they may decline to do for any reason in their sole discretion) or, following discussions with the Company, wish to accept modified terms, the Company, through any Authorized Company Representatives, will provide such proposed terms to such Forward Purchaser and Forward Seller (with a copy to each of the other Authorized Company Representatives at such time) pursuant to a notice delivered on any Trading Day by electronic mail substantially in the form of Annex 2 hereto (or such other form as the Company, such Forward Purchaser and such Forward Seller shall agree) (a “Forward Instruction Notice”), which shall include (i) the proposed maximum number of any Hedge Shares to be sold (the “Maximum Number of Shares to be Sold”) by such Forward Seller over the Forward Hedge Selling Period (as defined below), which in no event shall be in excess of the amount available for issuance under the Prospectus and the Registration Statement, (ii) the proposed maximum aggregate gross sales price of such Hedge Shares (the “Aggregate Maximum Forward Hedge Amount”), which in no event shall be in an amount, together with all sales of the

Shares under this Agreement, in excess of the Maximum Amount, (iii) the minimum sales price per share of such Hedge Shares, (iv) the beginning and end dates of the Forward Hedge Selling Period and (v) the other proposed terms for such Confirmation contemplated by the form of Forward Instruction Notice attached as Annex 2 hereto. Such Forward Purchaser or Forward Seller shall promptly, and in any event prior to the opening of trading on the Trading Day following the Trading Day on which such Forward Instruction Notice was delivered, (A) accept the terms proposed in such Forward Instruction Notice, (B) decline to participate in such proposed Forward or (C) propose modified terms upon which such Forward Purchaser or Forward Seller would participate in such proposed Forward; provided, however, that in the case of clause (C) above, the Company may accept or reject such modified terms in its sole discretion no later than on the Trading Day following the Trading Day on which such Forward Purchaser or Forward Seller proposed such modified terms. Promptly upon the acceptance of such Forward Instruction Notice (or its modified terms, as applicable, and in any event prior to the opening of trading on the immediately following Trading Day), the Company and such Forward Purchaser shall enter into a Confirmation consistent with such Forward Instruction Notice. For purposes of this Agreement, “Forward Hedge Selling Period” means the period of such number of consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Forward Instruction Notice), beginning on the date specified in the such Forward Instruction Notice or, if such date is not a Trading Day, the next Trading Day following such date and ending on the last such Trading Day or such earlier date on which the applicable Forward Seller shall have completed the sale of Hedge Shares in connection with the applicable Confirmation; provided, however, that if, prior to the scheduled end of the applicable Forward Hedge Selling Period, (1) any event occurs that would permit the applicable Forward Purchaser to designate a “Scheduled Trading Day” as a “Termination Settlement Date” (as each is defined in the applicable Confirmation) under and pursuant to the provisions of Section 7 of the applicable Confirmation or (2) a “Bankruptcy Termination Event” (as defined in the applicable Confirmation) occurs, then such Forward Hedge Selling Period shall, upon the applicable Forward Seller becoming aware of such occurrence, immediately terminate as of the first such occurrence; provided further, however, that any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement. The applicable Forward Purchaser shall provide the Company with written notice of any such termination of the Forward Hedge Selling Period, which notice shall designate the date of such termination as the Hedge Completion Date.

(d) Limitation on Managers and Forward Sellers. The Company agrees that offers and sales of any Primary Shares through the Managers pursuant to Section 3(a) hereof and any Hedge Shares by the Forward Sellers pursuant to Section 3(c) hereof shall be effected on any Trading Day through only one Manager or Forward Seller; provided, however, that the foregoing shall not prohibit the Company from entering into a Terms Agreement for the sale of any Primary Shares with both Managers or prohibit or limit in any respect the offer or sale of such Primary Shares purchased by any such Manager, as principal, from the Company pursuant to such Terms Agreement. If the Company desires to change the applicable Manager or Forward Seller through whom offers or sales of any

Shares as sales agent will be made on any Trading Day, the Company shall give written notice at least one Business Day (as defined below) prior to such Trading Day by telephone (confirmed promptly by electronic mail) to the Managers or the Forward Seller of such change. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or other security holders of the Company or to a trustee or other person acquiring the Shares for the accounts of such persons in which RBCCM or Merrill Lynch is acting for the Company in a capacity other than as Manager or Forward Seller under this Agreement. For purposes of this Agreement, “Business Day” means any day other than Saturday, Sunday or a federal holiday.

(e) Manner of Sale. Pursuant to the terms and subject to the conditions of this Agreement, (i) each Manager shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to offer and sell any Primary Shares at such prices and in such amounts and otherwise in accordance with the Company’s instructions pursuant to Section 3(a) hereof, (ii) each Forward Seller shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to offer and sell any Hedge Shares to be borrowed by, or on behalf of, the Forward Purchaser affiliated with such Forward Seller in accordance with the applicable Forward Instruction Notice delivered by the Company pursuant to Section 3(c) hereof and (iii) each Forward Purchaser shall use its commercially reasonable efforts to borrow, or cause such Forward Seller or any other affiliate thereof to borrow, a number of Hedge Shares at such times as required to settle such sales and sufficient to have an aggregate gross sale price as close as reasonably practicable to the Aggregate Maximum Forward Hedge Amount. Each Manager and Forward Seller shall sell Shares hereunder by any method permitted by law deemed to be an At-the-Market Offering (as defined below), including, without limitation, sales made by means of ordinary brokers’ transactions, to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices; provided, however, that neither the Managers nor the Forward Sellers shall have any obligation to offer or sell such Shares, and the Company acknowledges and agrees that neither the Managers nor the Forward Sellers shall have any such obligation, in the event that any such offer or sale may in the reasonable judgment of any such Manager or Forward Seller constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or such Manager or Forward Seller reasonably believes that it may be deemed to be an “underwriter” under the Securities Act in a transaction that is other than by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a prospectus to the NYSE in accordance with Rule 153 under the Securities Act (such transactions are referred to as an “At-the-Market Offering” herein). Each Manager and Forward Seller hereby covenants and agrees not to make any offer or sale of any Shares other than by means of At-the-Market Offerings or otherwise as shall be mutually agreed upon by the Company and such Manager or Forward Seller.

(f) Suspension Periods. Notwithstanding the foregoing, the Company, through any of the Authorized Company Representatives, may instruct each Manager or Forward Seller by telephone (confirmed promptly by electronic mail, with a copy to each of the other Authorized Company Representatives at such time) not to sell any Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. In addition, the Company or any Manager or Forward Seller may, upon notice to the Company and the Manager Parties by telephone (confirmed promptly by electronic mail, including with copies to each of the Authorized Company Representatives at such time), suspend the offering of the Shares for a specified period (a “Suspension Period”); provided, however, that such Suspension Period shall not affect or impair the parties’ respective obligations with respect to (i) any Shares sold, or any Shares that the Company has instructed such Manager to sell, hereunder prior to the giving of such notice or (ii) any Confirmation executed and delivered by the Company and the applicable Forward Purchaser prior to the giving of such notice; provided further, however, that there shall be no obligations with respect to the delivery of Bring-Down Documents (as defined in Section 4(v) hereof) to the Managers during any Suspension Period and that such obligations shall resume upon the termination of such Suspension Period and in any event prior to the resumption of the offering of any Shares under this Agreement following such Suspension Period (a “Resumption Date”).

(g) Compensation. In connection with sales pursuant to Section 3(a) hereof, the compensation payable to each Manager, as a sales agent for the Company, for sales of any Primary Shares sold pursuant to Section 3(a) hereof shall be at a mutually agreed rate not to exceed 2.0% of the gross sales price of such Primary Shares as set forth in one or more letter agreements between the Company and each Manager (a “Letter Agreement”). Such rate of compensation shall not apply when such Manager acts as a principal under a Terms Agreement pursuant to Section 3(b) hereof, in which case the Company may sell Primary Shares to such Manager at a price set forth in such Terms Agreement. In connection with sales pursuant to Section 3(c) hereof, the compensation payable to each Forward Seller for sales of any Hedge Shares shall be reflected in a reduction not to exceed 2.0% from the applicable Initial Forward Price (as defined in the applicable Confirmation). The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company or such Forward Purchaser, as applicable, for the sale of such Shares (the “Net Proceeds”).

(h) Reporting of Share Sales. If acting as sales agent hereunder, each Manager or Forward Seller shall provide written confirmation to the Company (which may be by electronic mail) as soon as is reasonably practicable following the close of trading on the NYSE on each Trading Day on which any Shares are sold through such Manager or Forward Seller pursuant to this Agreement setting forth (i) the number of Primary Shares or Hedge Shares, as the case may be, sold on such Trading Day, (ii) the price or prices at which such Shares were sold on such Trading Day, (iii) the aggregate gross proceeds of such Shares, (iv) the Net Proceeds for such Shares to the Company or the Forward Purchaser, as the case may be, (v) the Initial Forward Price (as defined in the applicable Confirmation) as of such Trading Day under such Confirmation pursuant to which such Hedge Shares were sold on such Trading Day and (vi) the compensation payable to such Manager or such Forward Seller with respect to such sales. If sales of Hedge Shares are made by a Forward Seller under a Confirmation, promptly, and in no event later than the opening of the first Trading Day following the Hedge Completion Date (as defined in such Confirmation), the Forward Purchaser affiliated with such Forward Seller shall execute and deliver to the Company a Pricing Supplement (as defined in such Confirmation).

(i) Settlement of Shares. Delivery of any Primary Shares sold through or to a Manager pursuant to Section 3(a) hereof will occur on the second Business Day that is also a Trading Day following the date on which such sales are made, unless another date shall be agreed to in writing by the Company and such Manager (each such date, a “Direct Settlement Date”), including in an applicable Terms Agreement. On each Direct Settlement Date, the Primary Shares sold through a Manager for settlement on such Direct Settlement Date shall be issued and delivered by the Company to such Manager against payment of the Net Proceeds for the sale of such Primary Shares. Settlement for all such Primary Shares shall be effected by free delivery of such Primary Shares by the Company or its transfer agent to such Manager’s account, or to the account of such Manager’s designee, at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the Company and the Manager Parties, which in all cases shall be freely tradable, transferable, registered securities in good deliverable form, in return for payment in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default upon its obligation to deliver any Primary Shares to or for the account of a Manager on any applicable Direct Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 7(a) hereof, the Company shall (i) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Manager any commission to which it would otherwise be entitled absent such default. The Authorized Company Representatives shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Shares through DTC for purposes of this Section 3(i). On each date for the delivery of any Hedge Shares sold through a Forward Seller pursuant to Section 3(c) hereof (each such date, together with a Direct Settlement Date, a “Settlement Date”), such Hedge Shares shall be delivered by or on behalf of the affiliated Forward Purchaser in book-entry form to such Forward Seller’s account at DTC against payment by such Forward Seller of the Net Proceeds from the sale of such Hedge Shares in same-day funds delivered to an account designated by such Forward Purchaser. The applicable Net Proceeds for any Primary Shares or Hedge Shares on any Settlement Date shall always be delivered substantially simultaneously with the delivery of such Shares by the Company or the Forward Purchaser, as applicable.

(j) Representation Dates. Each sale of the Shares through or to any Manager or Forward Seller shall be made in accordance with the terms of this Agreement and any applicable Terms Agreement or Confirmation. At each Representation Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of any Manager or Forward Seller to use its commercially reasonable efforts to sell any Shares on behalf of the Company, or any obligation of any Forward Purchaser to borrow, or cause to be borrowed, any Hedge Shares, shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 hereof. The applicable Manager’s commitment, if any, to purchase Primary Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and the performance by the Company of its covenants and other obligations, contained herein and shall be pursuant to the terms and subject to the conditions set forth herein.

(k) Maximum Amount. Under no circumstances shall the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement exceed the lesser of (i) the Maximum Amount and (ii) the amount available for offer and sale under the Prospectus or the Registration Statement, nor shall the aggregate amount of Shares sold pursuant to this Agreement exceed the amount of Shares authorized to be issued and sold from time to time under this Agreement by the Company’s Board of Directors, or a duly authorized committee thereof, and notified to the Managers, the Forward Sellers and the Forward purchasers in writing. None of the Managers, the Forward Sellers and the Forward Purchasers shall have any responsibility for maintaining records with respect to the Shares available for sale under the Prospectus or the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company.

(l) Black-Out Periods. Subject to the limitations set forth herein and as may be mutually agreed upon by the Company, the Managers and the Forward Sellers, sales effected pursuant to this Agreement may not be requested by the Company, and need not be made by any Manager or Forward Seller, (i) during the 14 calendar days prior to the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”), (ii) except as set forth in the proviso below, at any time from and including an Announcement Date through and including the later to occur of the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that contains consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement following such Announcement Date with the Commission under the Exchange Act (a “Filing Time”) or (iii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information; provided, however, if the Company wishes for Shares to be offered or sold to or through a Manager or Forward Seller hereunder at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (A) prepare and deliver to such Manager or Forward Seller (with a copy to counsel for the Managers or the Forward Sellers) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, a “Filed Earnings Report”), in form and substance reasonably satisfactory to such Manager or Forward Seller, and, prior to its filing, obtain the written consent of such Manager or Forward Seller to such filing (which consent shall not be unreasonably withheld), (B) provide such Manager or Forward Seller with the Bring-Down Documents required by Section 6(i) hereof, (C) afford such Manager or Forward Seller the opportunity to conduct a due diligence review in accordance with Section 4(v) hereof prior to filing such Filed Earnings Report and (D) file such Filed Earnings Report under Item 2.02 of Regulation S-K of the Commission in a manner that is considered “filed” under the Exchange Act. For the avoidance of doubt, the Company and the Manager Parties agree that (1) the delivery of the Bring-Down Documents referred in in clause (B) of the proviso above shall not relieve the Company from any of its obligations under this Agreement with respect to any Bring-Down Date that occurs subsequent to such Filing Time and (2) such proviso shall in no way affect or limit the operation of clause (iii) above, which shall have independent application.

(m) No Assurances. The Company acknowledges and agrees that (i) there can be no assurance that any Manager or Forward Seller will be successful in selling any Shares on an agented basis or that any Forward Purchaser will be successful in borrowing, or causing to be borrowed, any Hedge Shares, (ii) no Manager or Forward Seller will incur liability or obligation to the Company or any other person or entity if it does not sell any Shares for any reason other than a failure by such Manager or Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, (iii) no Manager or Forward Seller shall be under any obligation to purchase any Shares on a principal basis pursuant to this Agreement except as otherwise specifically agreed by such Manager or Forward Seller and the Company pursuant to a Terms Agreement and (iv) other than to the extent set forth in the applicable Confirmation, no Forward Purchaser will incur any liability or obligation to the Company if such Forward Purchaser, or its affiliated Forward Seller or any other affiliate thereof, fails to borrow any Hedge Shares for any reason other than a failure by such Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliated Forward Seller or any other affiliate thereof to borrow such Hedge Shares as required by Section 3(e) hereof.

SECTION 4: Covenants of the Company. The Company agrees with the Manager Parties:

(a) Filing of Amendments and Supplements. During the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act (whether physically, deemed to be delivered pursuant to Rule 153 under the Securities Act or through compliance with Rule 172 thereunder or any similar rule), to notify the Manager Parties promptly of the time when any amendment to the Registration Statement has become effective or any amendment or supplement to the Prospectus has been filed; to prepare and file with the Commission, promptly upon the Manager Parties’ request, any amendments or supplements to the Registration Statement or the Prospectus that, in the Manager Parties’ reasonable opinion, may be necessary or advisable in connection with the offer of the Shares by the Managers and the Forward Sellers; and to cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act.

(b) Commission Filing Fees. To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(c) Compliance with Commission Requests. To promptly advise the Manager Parties, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Base Prospectus or the Prospectus or for additional information with respect thereto, or of notice of examination, institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to promptly advise the Manager Parties of any proposal to amend or supplement the Registration Statement, the Base Prospectus or the Prospectus, and to provide the Manager Parties and counsel for the Manager Parties copies of any such documents for review and comment in a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including, without limitation, Shares)) to which the Manager Parties shall have objected in writing.

(d) Delivery of Prospectuses. To make available to the Manager Parties, as soon as practicable after the date of this Agreement, and thereafter from time to time to furnish to the Manager Parties, as many copies of the Prospectus (or of the Prospectus as amended or supplemented at such time if the Company shall have made any amendments or supplements thereto) as the Manager Parties may reasonably request; in case a prospectus is required to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 under the Securities Act or through compliance with Rule 172 thereunder or any similar rule), in connection with the sale of the Shares, after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K of the Commission, the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to ensure compliance with the requirements of Section 10(a)(3) of the Securities Act or Item 512(a) of Regulation S-K of the Commission, as the case may be.

(e) Reporting Requirements. Subject to Section 4(c) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 thereunder or through compliance with Rule 172 thereunder or any similar rule) in connection with any sale of Shares and to provide the Manager Parties with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing.

(f) Compliance with Securities Laws. To promptly notify the Manager Parties of the occurrence of any event that could require the making of any change in the Prospectus as then amended or supplemented so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during any period during which a prospectus is required to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 under the Securities Act or through compliance with Rule 172 thereunder or any similar rule) in connection with any sale of Shares, to prepare and furnish, at the Company’s expense, to each Manager Party promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change in such quantities as such Manager Party may reasonably request.

(g) Blue Sky Qualifications. To furnish such information as may be required and otherwise cooperate in qualifying the Shares for offer and sale under the securities laws of such jurisdictions as the Manager Parties may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Manager Parties of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose.

(h) Earnings Statement. To make generally available to its security holders, and to deliver to the Manager Parties, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder) covering a period of twelve months beginning after the “effective date” of the Registration Statement (as defined in clause (c) of such Rule 158) as soon as is reasonably practicable after the termination of such twelve-month period but not later than sixteen months after such effective date.

(i) Use of Proceeds. To apply the Net Proceeds from the sale of any Primary Shares, and the Net Proceeds received by the Company upon settlement of any Forwards, pursuant to this Agreement and any applicable Terms Agreement or Confirmation in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

(j) Restriction on Sales of Common Stock. At any time that the Company has instructed any Manager or Forward Seller to sell any Shares pursuant to Section 3(a) or 3(c) hereof but such instructions have not been fulfilled, settled or cancelled, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for any shares of the Common Stock or warrants or other rights to purchase any shares of the Common Stock or any other securities of the Company that are substantially similar to shares of the Common Stock or permit the registration under the Securities Act of any shares of the Common Stock, in each case without giving such Manager or Forward Seller at least three Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Company may (i) register the offer and sale of the Shares pursuant to this Agreement or any Terms Agreement, (ii) issue shares, and options to purchase shares, of the Common Stock and restricted stock units pursuant to stock option plans, stock purchase or other equity incentive plans or any dividend reinvestment plan described in the Registration Statement and the Prospectus, as those plans are in effect on the date of this Agreement, and file or cause the filing of any registration statement under the Securities Act with respect to such plans and (iii) issue shares of the Common Stock upon the exercise of stock options issued under stock option or other equity incentive plans referred to in clause (ii) above, as such plans are in effect on the date of this Agreement; provided, however, that in the case of any issuance of shares of the Common Stock described in clause (iii) above, it shall be a condition to such issuance that any transferee of such shares agrees in writing to be bound by the provisions of this Section 4(j). In the event that notice of a proposed sale of shares of the Common Stock is provided by the Company pursuant to this Section 4(j), the Manager Parties may suspend activity under this Agreement for such period of time as may be requested by the Company or as may be deemed appropriate by the Manager Parties. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sale of Shares under this Agreement shall be effected by or through only one Manager or Forward Seller on any single given day, and the Company shall in no event request that more than one of the Managers or Forward Sellers offer or sell Shares on the same day.

(k) No Stabilization or Manipulation. To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute under the Exchange Act or otherwise, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(l) Listing. To use its commercially reasonable efforts to cause the Common Stock to maintain its listing on the NYSE.

(m) Bring-Down Notices. To advise the Manager Parties promptly after it shall have received notice or obtained knowledge, of any information or fact that would materially alter or affect any Bring-Down Document or other certificate, letter or document provided to the Manager Parties pursuant to Section 6 hereof.

(n) Bring-Down Certificates. Promptly following each date after the Commencement Date that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act relating solely to the offering of securities other than the Shares) and upon any date specified in a Terms Agreement and any Resumption Date (each such Resumption Date and other such date referred to above, except as set forth in the proviso below, is collectively referred to as a “Bring-Down Delivery Date”), to furnish or cause to be furnished to the Manager Parties forthwith a certificate dated and delivered on such Bring-Down Date, in form satisfactory to the Manager Parties, to the effect that the statements contained in the certificate referred to in Section 6(g) hereof that was last furnished to the Manager Parties are true and correct as of such Bring-Down Delivery Date, as though made at and as of such Bring-Down Delivery Date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such Bring-Down Delivery Date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 6(g) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date unless either (i)(A) such Current Report on Form 8-K is filed at any time during which either a prospectus relating to the Shares is required to be delivered under the Securities Act (whether physically, deemed to be delivered pursuant to Rule 153 thereunder or through compliance with Rule 172 thereunder or any similar rule) or at any time from and including the date of a Terms Agreement through and including the applicable Direct Settlement Date and (B) the Manager Parties have reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (ii) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data that is considered “filed” under the Exchange Act (including, without limitation, any Filed Earnings Report or other Current Report on Form 8-K or part thereof filed by the Company with the Commission under the Exchange Act pursuant to Item 2.02 of Regulation S-K of the Commission); provided further, however, that the obligation of the Company under this Section 4(n) shall be deferred during any Suspension Period and shall resume upon the applicable Resumption Date.

(o) Bring-Down Legal Letters from Counsel for the Company. To furnish or cause to be furnished forthwith to the Manager Parties, (i) upon each Resumption Date and at or promptly after each other Bring-Down Delivery Date, a written opinion and negative assurance letter of Akin Gump Strauss Hauer & Feld LLP, counsel for the Company, or other counsel satisfactory to the Manager Parties (“Company Counsel”), dated and delivered as of such date, in form and substance satisfactory to the Manager Parties, of the same tenor as the opinion referred to in Section 6(c) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion, (ii) upon each Resumption Date and at or promptly after each other Bring-Down Delivery Date, a written opinion of Mark C. Darrell, Esq., Senior Vice President, General Counsel and Chief Compliance Officer of the Company, or other counsel satisfactory to the Manager Parties (“In-House Counsel”), dated and delivered as of such date, in form and substance satisfactory to the Manager Parties, of the same tenor as the opinion referred to in Section 6(d) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion and (iii) upon any date specified in a Terms Agreement and each Resumption Date and at or promptly after each other Bring-Down Delivery Date triggered by the filing of the Company’s Annual Report on Form 10-K, a written opinion of G. Edgar Downing, Jr., Esq., Corporate Counsel for Spire Alabama Inc., an Alabama corporation that is wholly owned by the Company, or other counsel satisfactory to the Manager Parties (“Alabama Counsel”), dated and delivered as of such date, in form and substance satisfactory to the Manager Parties, of the same tenor as the opinion referred to in Section 6(e) hereof, but, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinions for subsequent Bring-Down Delivery Dates, Company Counsel, In-House Counsel and Alabama Counsel may furnish the Manager Parties with a letter to the effect that the Manager Parties may rely on a prior opinion delivered under this Section 4(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Delivery Date); provided further, however, that the obligation of the Company under this Section 4(o) shall be deferred during any Suspension Period and shall resume upon applicable Resumption Date.

(p) Bring-Down Legal Letters from Counsel for the Manager Parties. Upon each Resumption Date and at or promptly after each other Bring-Down Delivery Date, Pillsbury Winthrop Shaw Pittman LLP, counsel for the Manager Parties, shall deliver a written opinion and negative assurance letter, dated and delivered as of such date, in form and substance satisfactory to the Manager Parties; provided, however, that the obligation under this Section 4(p) shall be deferred during any Suspension Period and shall resume upon the applicable Resumption Date.

(q) Bring-Down Comfort Letters. Upon any date specified in a Terms Agreement and each Resumption Date and at or promptly after each date following the Commencement Date that (i) the Company shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the Commission under the Exchange Act, (ii) the Registration Statement or the Prospectus shall otherwise be amended or supplemented to include additional or amended financial information (including as a result of the filing by the Company of a Filed Earnings Report with the Commission under the Exchange Act) or (iii) the Manager Parties make a reasonable request therefor, to cause Deloitte & Touche LLP or the Company’s other independent accountants at such time (the “Accountants”) forthwith to furnish to the Manager Parties a letter, dated such date, in form and substance satisfactory to the Manager Parties, of the same tenor as the letter referred to in Section 6(f)

hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided, however, that the obligation of the Company under this Section 4(q) shall be deferred during any Suspension Period and shall resume upon the applicable Resumption Date.

(r) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Manager Parties (such consent not to be unreasonably withheld, delayed or conditioned), it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus. The Company agrees that it will treat each such Issuer Free Writing Prospectus consented to by the Manager Parties as an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act), and that it will comply with the applicable requirements of such Rule 433 with respect thereto, including timely filing with the Commission where required, legending, retention and other record keeping. If at any time following the issuance of any Issuer Free Writing Prospectus, any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Manager Parties and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(s) Trading in Common Stock. That the Company acknowledges that each Manager Party may trade in Common Stock for such Manager Party’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement; provided, however, that such activity of the Manager Parties is conducted in compliance with Regulation M under the Exchange Act.

(t) Non-Consummation Offers. If, to the knowledge of the Company, any condition set forth in Section 6(a) or 6(j) hereof shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by any Manager or Forward Seller the right to refuse to purchase and pay for such Shares.

(u) Periodic Sales Disclosure. To disclose in its Quarterly Reports on Form 10-Q and its Annuals Report on Form 10-K filed by it with the Commission under the Exchange Act the number of the Shares sold through or to the Manager Parties under this Agreement, the Net Proceeds to the Company and the compensation paid to the Manager Parties by the Company with respect to sales of the Shares pursuant to this Agreement during the period covered by each such report.

(v) Due Diligence Review. As of the Commencement Date and in connection with each Bring-Down Delivery Date, the Company agrees to cooperate with the Manager Parties in connection with (i) a due diligence investigation with respect to the Company conducted by or on behalf of the Manager Parties and in form and substance satisfactory to the Manager Parties, which shall include, upon reasonable notice, access to representatives of management of and counsel for the Company and the Accountants and to documents and other information during regular business hours and at the Company’s principal offices and (ii) the review by or on behalf of the Manager Parties of the certificates, legal letters and comfort letters delivered pursuant to, in the case of the Commencement Date, Sections 6(c), 6(d), 6(e), 6(f), 6(g) and 6(h) hereof and, in the case of such Bring-Down Delivery Date, Section 6(i) hereof, as applicable (collectively, the “Bring-Down Documents”), which shall be in form and substance satisfactory to the Manager Parties; provided, however, that the obligation of the Company under this Section 4(n) shall be deferred during any Suspension Period and shall resume upon the applicable Resumption Date.

(w) Corporate Authority. To ensure that prior to instructing any Manager or Forward Seller to sell Shares, the Company shall have obtained all necessary corporate authority for the offer and sale of such Shares.

(x) Renewal of Registration. If (i) immediately prior to the third anniversary of the effectiveness of the Registration Statement, any of the Shares remain unsold hereunder or (ii) at any time, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will, upon its determination to take the action referred to below (which in any event shall be a reasonable time prior to such third anniversary) or upon receipt of such notice, as the case may be, promptly (A) advise the Manager Parties, confirming such advice in writing, of such determination or notice, as the case may be, (B) prepare and file, in accordance with the Securities Act, a new registration statement or a post-effective amendment to the Registration Statement, as applicable, on the proper form relating to such Shares, in form and substance satisfactory to the Manager Parties, to permit the offering and sale of such Shares to continue as contemplated by this Agreement, (C) use its best efforts to cause such new registration statement or post-effective amendment to become effective as soon as practicable, (D) notify the Manager Parties of such effectiveness and (E) take all other reasonable actions necessary or appropriate to permit the offering and sale of such Shares to continue as contemplated by this Agreement, including to promptly prepare and file a new final supplement to the prospectus filed as part of such new registration statement or post-effective amendment relating to such Shares pursuant to the applicable paragraph of Rule 424(b) under the Securities Act. Upon the filing of such new supplement, except where the context otherwise requires, references herein references herein to the “Registration Statement” shall be deemed to refer to such new registration statement or post-effective amendment, as the case may be, and references to the “Base Prospectus” and the “Prospectus Supplement” shall be deemed to refer to such new supplement and such prospectus, respectively.

SECTION 5: Payment of Expenses. Except as otherwise agreed in writing among the Company and the Manager Parties, the Company agrees with the Manager Parties, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of the Company’s expenses incident to the performance of its obligations under this

Agreement and any applicable Terms Agreement or Confirmation, including, without limitation, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus and any Issuer Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each such document to the Manager Parties (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares, (iii) the producing, word processing or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction or printing and furnishing of copies of each such document to the Manager Parties (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law as aforesaid and the printing and furnishing of copies of any blue sky surveys, (v) the listing of the Shares on the NYSE, (vi) any filing for review of the public offering of the Shares by FINRA, including the reasonable legal fees and disbursements of counsel for the Manager Parties relating to FINRA matters and (vii) the reasonable fees and disbursements of the Company’s counsel and the Accountants. The Manager Parties will pay all of its out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses; provided, however, that the Company will reimburse all reasonable fees, costs and expenses of external counsel for the Manager Parties incurred hereunder upon request from time to time.

SECTION 6: Conditions of the Manager Parties’ Obligations. The obligations of each Manager Party hereunder are subject to (i) the accuracy of the representations and warranties of the Company as of each Representation Date, (ii) the performance by the Company of its obligations hereunder and (iii) to the following additional conditions precedent.

(a) No Stop Order and Securities Law Compliance. (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act, and no order directed at or in relation to any document incorporated or deemed to be incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offer or sale in any jurisdiction, or to the knowledge of the Company or any Manager Party of the initiation or threatening in writing of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Base Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) no Prospectus and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b) No Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus and the Prospectus, there shall not have been any Material Adverse Effect, in the judgment of the Manager Parties.

(c) Company Certificate. On the Commencement Date, the Manager Parties shall have received a certificate to the effect that (i) the representations and warranties of the Company as set forth in this Agreement are true and correct as of the Bring-Down Delivery Date, (ii) the Company has performed its obligations under this Agreement that it is required to perform on or prior to such Bring-Down Delivery Date and (iii) the conditions set forth in Sections 6(a) and 6(b) hereof have been met. The certificate shall also state that the Shares have been duly and validly authorized by the Company, that all company action required to be taken for the issuance and sale of the Shares has been validly and sufficiently taken, and that the Company’s Board of Directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or limited partnership and limited liability company action.

(d) Company Counsel Letter. On the Commencement Date, the Manager Parties shall have received an opinion and negative assurance letter of Company Counsel, in substantially the form of Exhibit B hereto, dated as of the Commencement D Date, and otherwise satisfactory to the Manager Parties.

(e) In-House Counsel Letter. On the Commencement Date, the Manager Parties shall have received an opinion of In-House Counsel, in substantially the form of Exhibit C hereto, dated as of the Commencement Date, and otherwise satisfactory to the Manager Parties.

(f) Local Counsel Letter. On the Commencement Date, the Manager Parties shall have received an opinion of Alabama Counsel, in substantially the form of Exhibit D hereto, dated as of the Commencement Date, and otherwise satisfactory to the Manager Parties.

(g) Comfort Letter. On the Commencement Date, the Manager Parties shall have received from the Accountants, in form and substance satisfactory to the Manager Parties, a Comfort Letter, dated as of the Commencement Date.

(h) Managers’ Counsel Letter. On the Commencement Date, the Manager Parties shall have received an opinion and negative assurance letter of Pillsbury Winthrop Shaw Pittman LLP, counsel for the Manager Parties, in form and substance satisfactory to the Manager Parties, dated as of such date.

(i) Bring-Down Documents. On each Resumption Date and at or promptly after each other Bring-Down Date, the Manager Parties shall have received the applicable Bring-Down Documents, which shall be in form and substance satisfactory to the Manager Parties.

(j) Prospectus Filings. All filings of the Prospectus or the Prospectus Supplement with the Commission required by Rule 424 under the Securities Act to have been filed by any Settlement Date shall have been made within the applicable time period prescribed for such filing by such Rule 424, and all filings of any Issuer Free Writing Prospectus with the Commission required by Rule 433 under the Securities Act shall have been made in the manner and within the applicable time period required by such Rule 433.

(k) Listing. The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to any Settlement Date.

SECTION 7: Indemnification and Contribution.

(a) Indemnification by Company. The Company agrees to indemnify and hold harmless each Manager Parties, its affiliates and its and their officers, directors, employees, partners and members and each person, if any, who controls any Manager Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”) as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, to which such Company Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), any Issuer Free Writing Prospectus, any “issuer information” (as defined in Rule 433 under the Securities Act), any “road show” (as defined in such Rule 433) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred by such Company Indemnified Party, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred by such Company Indemnified Party in investigating, preparing for or defending against any subpoena or litigation, or any proceeding, subpoena or investigation by any governmental agency or body, whether commenced or threatened, or any loss, claim, damage, liability or action whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Manager Party expressly for use in the Registration Statement (or any amendment thereto), any Prospectus or any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by the Manager Parties as aforesaid consists of the information described as such in Section 7(b) hereof.

(b) Indemnification by Manager Parties. Each Manager Party agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Manager Indemnified Party”), against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a) hereof, to which such Manager Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Prospectus or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Manager Party expressly for use therein.

(c) Actions Against Parties; Notification. Each Company Indemnified Party or Manager Indemnified Party (in any such case, an “Indemnified Party”) shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it, if a claim in respect thereof is to be made against the indemnifying party under Section 7(a) or 7(b) hereof, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder except to the extent that it has been materially prejudiced (through the forfeiture or impairment of procedural or substantive rights or defenses) by such failure; provided, however, that the failure to notify such indemnifying party shall not relieve such indemnifying party from any liability that it may have to an Indemnified Party otherwise than under Section 7(a) or 7(b) above. Counsel for the Indemnified Parties shall be selected as follows: counsel for the Company Indemnified Parties shall be selected by the Manager Parties, and counsel for the Manager Indemnified Parties shall be selected by the Company. An indemnifying party may, jointly with any other indemnifying party similarly notified, participate at its own expense in the defense of any such action; provided, however, that counsel for the indemnifying party shall not (except with the consent of an Indemnified Party) also be counsel for such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party under Section 7(a) or 7(b) hereof for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company Indemnified Parties and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Manager Indemnified Parties, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Party. If at any time an Indemnified Party shall have requested an indemnifying party to reimburse such Indemnified Party for fees and expenses of counsel as contemplated by this Section 7, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement.

(d) Contribution. If the indemnification provided for in Section 7(a) or 7(b) hereof is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Manager Parties on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Manager Parties on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Manager Parties on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (net of commissions paid hereunder but before deducting expenses) received by the Company hereunder (which shall be deemed to include the proceeds that would be received by the Company upon physical settlement of the Confirmations assuming that the aggregate amount payable by the Forward Purchasers under the Confirmations is equal to the aggregate amount of the net proceeds realized upon the sale of the Shares) and the total commissions or underwriting discounts received by the Manager Parties hereunder bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and the Manager Parties on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Manager Parties on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Manager Parties agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Manager Parties were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7(d), no Manager Party shall be required to contribute any amount in excess of the total commissions or underwriting discounts received by such Manager Party in connection with Shares placed or underwritten by it for sale to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), each affiliate of any Manager Party, each officer, director, employee, partner and member of any Manager Party or any such affiliate, and each person, if any, who controls any Manager Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Manager Party, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Manager Parties’ respective obligations to contribute pursuant to this Section 7(d) are several in proportion to their respective obligations hereunder and not joint.

SECTION 8: Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 hereof and the covenants, warranties and representations of the Company contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of any Manager Party, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls such Manager Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

SECTION 9: Termination.

(a) Company Notice of Termination. The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time; provided, however, that if a Pricing Supplement required to be executed and delivered by the applicable Forward Purchaser pursuant to the last sentence of Section 3(h) hereof has not been executed and delivered on or prior to such date, then the provisions of this Agreement as they relate to the applicable Confirmation shall survive such termination until such time as such Pricing Supplement has been executed and delivered pursuant to such Confirmation. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through any Manager or Forward Seller, the obligations of the Company, including in respect of compensation of such Manager or Forward Seller, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof and the terms of any Letter Agreement shall remain in full force and effect notwithstanding such termination.

(b) Manager Party Notice of Termination. Each Manager Party shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof shall remain in full force and effect notwithstanding such termination.

(c) Full Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Section 9(a) or (b) hereof or otherwise by mutual agreement of the Company and the Manager Parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7 and 8 hereof shall remain in full force and effect.

(d) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by each Manager Party or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(h) hereof.

(e) Default by a Manager under Terms Agreement. If the Company and both Managers enter into a Terms Agreement pursuant to which such Managers agree to purchase Primary Shares from the Company as principal and one of such Managers shall fail at the applicable Direct Settlement Date to purchase such of the Primary Shares that it was obligated to purchase (the “Defaulted Shares”), then the nondefaulting Manager shall have the right, within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Shares upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i) if the number of the Defaulted Shares does not exceed 10% of the number of Primary Shares to be so purchased by both of the Managers on such Direct Settlement Date, the nondefaulting Manager shall be obligated to purchase the full amount thereof; or

(ii) if the number of Defaulted Shares exceeds 10% of the number of Primary Shares to be so purchased by both of the Managers on such Settlement Date, such Terms Agreement shall terminate without liability on the part of the nondefaulting Manager.

No action taken pursuant to this Section 9(e) shall relieve the defaulting Manager from liability in respect of its default. In the event of any such default that does not result in a termination of such Terms Agreement, either the nondefaulting Manager or the Company shall have the right to postpone such Direct Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

(f) Termination upon Sale of Maximum Amount. Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the issuance and sale of the Maximum Amount of the Shares pursuant to the terms and subject to the conditions set forth herein, except that Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof and shall remain in full force and effect.

SECTION 10: Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and shall be sufficient in all respects if delivered or sent as provided below.

(a) Notices to Managers and Forward Sellers. In the case of the Managers or Forward Sellers, to (i) RBC Capital Markets, LLC, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Andrew Jones (email: Andrew.jones@rbccm.com) and (ii) Merrill Lynch, One Bryant Park, New York, New York 10036, Attention: Christine Roemer (email: Christine.Roemer@baml.com), with a copy to ECM Legal;

(b) Notices to Forward Purchasers. In the case of the Forward Purchasers, to (i) Royal Bank of Canada, Brookfield Place, 200 Vesey Street, 8th floor, New York, New York 10281, Attention: ECM (email: RBCECMCorporate EquityLinkedDocumentation @rbc.com)] and (ii) Bank of America, N.A., One Bryant Park, New York, New York 10036, Attention: Rohan Handa (email: Rohan.Handa@baml.com); and

(c) Notices to Company. In the case of the Company, to Spire Inc., 700 Market Street, St. Louis, Missouri 63101, Attention of Mark C. Darrell, fax no. 314-421-1979 (with such fax to be confirmed by telephone to 314-342-0520). Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11: Parties at Interest. The Agreement set forth herein has been and is made solely for the benefit of the Company and the Manager Parties and, to the extent provided in Section 7 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, through or from any Manager Party) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12: No Fiduciary Relationship. The Company hereby acknowledges that each Manager Party is acting solely as sales agent or principal in connection with the purchase and sale of the Shares. The Company further acknowledges that each Manager Party is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and, in no event, do the parties intend that any Manager Party act or be responsible as a fiduciary to the Company, the management or creditors or any other person in connection with any activity that any Manager Party may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. Each Manager Party hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and each Manager Party agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by such Manager Party to the Company regarding such transactions, including, without limitation, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against any Manager Party with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13: Recognition of U.S. Special Resolution Regimes. In the event that any Manager or Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, (i) the transfer from such Manager or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States and (ii) Default Rights under this Agreement that may be exercised against such Manager or Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States For purposes of this Section 13, (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (B) “Covered Entity” means (1) a “covered entity” (as defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)), (2) a “covered bank” (as defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b)) or (3) a “covered FSI” (as defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b)), (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and (D) “U.S. Special Resolution Regime” means each of (1) the Federal Deposit Insurance Act and the regulations thereunder and (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations thereunder.

SECTION 14: Press Releases and Disclosure. The Company may issue a press release in compliance with Rule 134 under the Securities Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Company shall consult with the Manager Parties prior to making such disclosures, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or Commission or NYSE rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties.

SECTION 15: Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

SECTION 16: Entire Agreement. This Agreement, together with any Letter Agreement, constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the Company and the Manager Parties with regard to the subject matter hereof.

SECTION 17: Counterparts. This Agreement may be signed by the parties in one or more counterparts, which together shall constitute one and the same agreement among the parties.

SECTION 18: Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly (a “Claim”), shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 19: Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 20: Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Manager Party or any indemnified party. Each of the Manager Parties and the Company waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

SECTION 21: Successors and Assigns. This Agreement shall be binding upon the Company and each Manager Party and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s and such Manager Party’s respective businesses or assets.

SECTION 22: Miscellaneous. Securities sold, offered or recommended by any Manager Party are not deposits, are not insured by the Federal Deposit Insurance Corporation are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency. Lending affiliates of any Manager Party have or may in the future have lending relationships with issuers of securities underwritten or privately placed by such Manager Party. Prospectuses and other disclosure documents for securities underwritten or privately placed by any Manager Party may disclose the existence of any such lending relationships and whether the proceeds of the issue may be used to repay debts owed to affiliates of such Manager Party.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Manager Parties, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Manager Parties. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Manager Parties may be evidenced by an exchange of electronic mail or other written communications.

Very truly yours,

SPIRE INC.

By:	/s/ Adam Woodard
Name: Adam Woodard
Title: Treasurer

ACCEPTED as of the date first above written

RBC CAPITAL MARKETS, LLC

By:	/s/ Michael Davis
Name: Michael Davis
Title: Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Jake Mendelsohn
Name: Jake Mendelsohn
Title: Managing Director

RBC Capital Markets, LLC as agent for ROYAL BANK OF CANADA

By:	/s/ Michael Davis
Name: Michael Davis
Title: Managing Director

BANK OF AMERICA, N.A.

By:	/s/ Jake Mendelsohn
Name: Jake Mendelsohn
Title: Managing Director

[EDA Signature Page]

Schedule I

Subsidiaries

Name	Jurisdiction of Organization	Type of Entity	Names of General Partners/Managing Members

Belle Butte LLC	Missouri	Limited Liability Company	Spire Midstream LLC

Belle Butte II LLC	Missouri	Limited Liability Company	Spire Midstream LLC

Laclede Development Company	Missouri	Corporation

Laclede Insurance Risk Services, Inc.	South Carolina	Corporation

Ryckman Creek Resources, LLC	Delaware	Limited Liability Company	Belle Butte LLC (owns 80% voting interest)

Spire Alabama Inc.	Alabama	Corporation

Spire CNG Inc.	Missouri	Corporation

Spire EnergySouth Inc.	Delaware	Corporation

Spire Gulf Inc.	Alabama	Corporation

Spire Marketing Inc.	Missouri	Corporation

Spire Midstream LLC	Missouri	Limited Liability Company	Spire Resources LLC

Spire Mississippi Inc.	Mississippi	Corporation

Spire Missouri Inc.	Missouri	Corporation

Spire NGL Inc.	Missouri	Corporation

Spire Oil Services LLC	Missouri	Limited Liability Company	Spire NGL Inc.

Spire Resources LLC	Missouri	Limited Liability Company	Spire Inc.

Spire Services Inc.	Missouri	Corporation

Spire STL Pipeline LLC	Missouri	Limited Liability Company	Spire Midstream LLC

Spire Storage Inc.	Missouri	Corporation

I-1

Schedule II

Authorized Company Representatives

Steven P. Rasche

Adam Woodard

Boyan Lalov

II-1

Annex 1

FORM OF AGENTED OFFERING NOTICE

From:	[Name of Authorized Company Representative]
cc:	[Names of Other Authorized Company Representatives]
To:	[RBC Capital Markets, LLC] [Merrill Lynch, Pierce, Fenner & Smith Incorporated]
Subject:	At-the-Market Offering Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions set forth in the Equity Distribution Agreement dated as of February 6, 2019 between Spire Inc., a Missouri corporation (the “Company”), and each of (i) RBC Capital Markets, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Agents, Principals or Forward Sellers, and (ii) Royal Bank of Canada and Bank of America, N.A., as Forward Purchasers (the “Sales Agreement”).

The undersigned, as an Authorized Company Representative on behalf of the Company and in accordance with Section 3(a) of the Sales Agreement, hereby instructs you that [RBC Capital Markets, LLC] [Merrill Lynch, Pierce, Fenner & Smith Incorporated] sell up to [•] shares of the Company’s common stock, par value $1.00 per share (the “Shares”), at a minimum market price of $[•] per Share between [•], 20[•] and [•], 20[•]. [There shall be no limitation on the number of Primary Shares that may be sold on any one (1) day.] [No more than [•] Primary Shares may be sold on any one (1) day.] [insert other sales parameters]

Very truly yours,

SPIRE INC.

By:
Name:
Title:

1-1

Annex 2

FORM OF FORWARD INSTRUCTION NOTICE

From:	[Name of Authorized Company Representative]
cc:	[Names of Other Authorized Company Representatives]
To:	[RBC Capital Markets, LLC; Royal Bank of Canada] [Merrill Lynch, Pierce, Fenner & Smith Incorporated; Bank of America, N.A.]
Subject:	Forward Instruction Notice

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement dated as of February 6, 2019 between Spire Inc., a Missouri corporation, and each of (i) RBC Capital Markets, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Agents, Principals or Forward Sellers, and (ii) Royal Bank of Canada and Bank of America, N.A., as Forward Purchasers (the “Sales Agreement”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Sales Agreement or the Form of Confirmation attached as Exhibit A to the Sales Agreement (the “Form Confirmation”).

The undersigned, as an Authorized Company Representative on behalf of the Company and in accordance with Section 3(c) of the Sales Agreement, hereby informs you that the Company desires to enter into a Forward, including a related Confirmation substantially consistent with the Form Confirmation, in each case on the following terms:

Forward Hedge Selling Period:

[•]-[•]

Maximum Number of Shares to be Sold:

[•]

Aggregate Maximum Forward Hedge Amount:

$[•]

Minimum Price per Share1:

$[•]

[1]	Adjustable by the Company during the Forward Hedge Selling Period.

2-1

Forward Seller Commission:

[•]%

Spread:

[•]%

Initial Stock Loan Rate:

[•]%

Final Date:

[•], 20[•]

Forward Price Reduction Dates / Amounts ($):

[•], 20[•] / $[•]

[•], 20[•] / $[•]

[•], 20[•] / $[•]

[•], 20[•] / $[•]

Number of Scheduled Trading Days in the notice period for Cash Settlement / Net Share Settlement election: [•]

Other Deviations from the Form Confirmation:

[•]

Very truly yours,

SPIRE INC.

By:
Name:
Title:

2-2

Exhibit A

FORM OF CONFIRMATION

Date:	[•]

To:	Spire Inc.
700 Market Street
St. Louis, Missouri 63101

From:	[Royal Bank of Canada] [Bank of America, N.A.]
[DEALER’S NOTICE INFORMATION]

Re:	Registered Forward Transaction

Ladies and Gentlemen:

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between [Royal Bank of Canada] [Bank of America, N.A.] (“Dealer”) and Spire Inc., a Missouri corporation (“Counterparty”), on the Trade Date specified below (the “Transaction”) in accordance with and subject to the terms of the Equity Distribution Agreement dated as of February 6, 2019 between Counterparty and each of (i) RBC Capital Markets, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Agents, Principals or Forward Sellers, and/or (ii) Royal Bank of Canada and Bank of America, N.A., as Forward Purchasers (the “Sales Agreement”).

This letter agreement constitutes a “Confirmation” as referred to in the Agreement specified below. This letter agreement, as supplemented by the pricing supplement setting forth certain additional terms of the Transaction determined in accordance with the terms of this Confirmation and the Sales Agreement in substantially the form of Annex A hereto (as executed and delivered by the parties hereto, the “Pricing Supplement”), shall be a “Confirmation” for purposes of the Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1. This Confirmation, as supplemented by the Pricing Supplement, evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation, along with the related Pricing Supplement, shall supplement, form a part of, and be subject to an agreement in the form of the

ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but with the elections set forth in this Confirmation). In the event of any inconsistency between provisions of the Agreement, this Confirmation, the Pricing Supplement and the Equity Definitions, the following will prevail for the purposes of the Transaction in the order of precedence indicated: (i) the Pricing Supplement; (ii) this Confirmation; (iii) the Equity Definitions; and (iv) the Agreement. The parties hereby agree that, other than the Transaction to which this Confirmation relates, no Transaction shall be governed by the Agreement. For purposes of the Equity Definitions, this Transaction is a Share Forward Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	[•][1]

Effective Date:	The first Clearance System Business Day on or after the Trade Date on which Shares sold in accordance with the terms and conditions of the Sales Agreement through Dealer or its affiliate acting as forward seller for Dealer pursuant to the Sales Agreement have settled.

Seller:	Counterparty

Buyer:	Dealer

Shares:	The common stock of Counterparty, USD par value $1.00 per share (Ticker Symbol: “SR”)

Number of Shares:	Until the first Settlement Date, the Initial Number of Shares; provided that, on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares settled on such date (in the case of Physical Settlement) or the number of Settlement Shares for the applicable Settlement (in the case of Cash Settlement or Net Share Settlement).

Hedge Completion Date:	The earliest of (i) the date designated in writing as the Hedge Completion Date by Dealer in accordance with the final sentence of Section 3(c) of the Sales Agreement, (ii) any Settlement Date and (iii) [•][2]. Promptly after the Hedge Completion Date, Dealer will furnish Counterparty with a Pricing Supplement specifying the aggregate number of Shares sold through Dealer or its affiliate acting as a forward seller pursuant to the Sales Agreement during the period from and including the Trade Date through and including the Hedge Completion Date (the “Initial Number of Shares”) and the Initial Forward Price, all determined by Dealer in accordance with the terms hereof).

[1]	To be the date on which the forward confirmation is executed.
[2]	To be as set forth in the Forward Instruction Notice.

Initial Forward Price:	As specified in the Pricing Supplement, to be the product of (i) 100% minus the Forward Seller Commission and (ii) the per-Share volume weighted average price at which sales of Shares are executed on behalf of Dealer as forward purchaser pursuant to the Sales Agreement (for the avoidance of doubt, giving effect to any reductions in respect of any commissions) during the period from and including the Trade Date through and including the Hedge Completion Date (adjusted as the Calculation Agent determines appropriate in a commercially reasonable manner to (i) reflect the application on each day during such period of the Daily Rate for such day to the then-Initial Forward Price as of such day (except in respect of the sale prices for the Hedge Completion Date) and (ii) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on any Forward Price Reduction Date occurring on or before the Hedge Completion Date, in each case in the same manner as adjustments are made to the Forward Price pursuant to the definition thereof).

Forward Seller Commission:	[•]%[3]

Forward Price:	(a) On the Hedge Completion Date, the Initial Forward Price; and

(b)   on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that, on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Notwithstanding the foregoing, to the extent Counterparty delivers Shares hereunder on or after a Forward Price Reduction Date and at or before the record date for an ordinary cash dividend with an ex-dividend date corresponding to such Forward Price Reduction Date, the Calculation Agent shall adjust the Forward Price to the extent it determines, in good faith and its commercially reasonable discretion, that such an adjustment is practicable and appropriate to preserve the economic intent of the parties (taking into account Dealer’s commercially reasonable Hedge Positions in respect of the Transaction).

Daily Rate:	For any day, a rate (which may be positive or negative) equal to (i) (a) Overnight Bank Rate (or if the Overnight Bank Rate is no longer available, a successor rate selected by the Calculation Agent in its commercially reasonable discretion) for such day minus (b) the Spread divided by (ii) 365.

[3]	To be as set forth in the Forward Instruction Notice.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate,” as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>” or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[•]%[4]

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price Reduction Dates:	As set forth on Schedule I5

Forward Price Reduction Amounts:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Exchange:	New York Stock Exchange

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines is material.”

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that Dealer, based on the advice of counsel, determines makes it reasonably necessary or appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures that generally apply to transactions of a nature and kind similar to the Transaction for Dealer to refrain from or decrease any market activity in connection with the Transaction.

Settlement:

Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent).

[4]	To be as set forth in the Forward Instruction Notice.
[5]	To be as set forth in the Forward Instruction Notice.

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Final Date that is either:

(a)   designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Dealer no less than (i) two Scheduled Trading Days prior to such Settlement Date (which may be the Final Date) if Physical Settlement applies, and (ii) [•][6] Scheduled Trading Days prior to such Settlement Date if Cash Settlement or Net Share Settlement applies; provided that, if Dealer shall fully unwind its hedge with respect to the portion of the Number of Shares to be settled during an Unwind Period by a date that is more than two Scheduled Trading Days prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date (with prior notice to Counterparty at least two Scheduled Trading Days prior to such specified Settlement Date); or

(b)   designated by Dealer as a “Settlement Date” pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below;

provided that the Final Date will be a Settlement Date if on such date the Number of Shares for which a Settlement Date has not already been designated is greater than zero, and provided further that, following the occurrence of at least three consecutive Disrupted Days during an Unwind Period and while such Disrupted Days are continuing, Dealer may designate any subsequent Scheduled Trading Day as the Settlement Date with respect to the portion of the Settlement Shares, if any, for which Dealer has determined an Unwind Purchase Price during such Unwind Period, it being understood that the Unwind Period with respect to the remainder of such Settlement Shares shall, subject to clause (ii) in “Settlement Method Election” below, recommence on the next succeeding Exchange Business Day that is not a Disrupted Day in whole.

Final Date:	[•][7](or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Settlement Shares:

(a)   With respect to any Settlement Date other than the Final Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below, as applicable; provided that the Settlement Shares so designated shall (i) not exceed the Number of Shares at that time and (ii) in the case of a designation by Counterparty, be at least equal to the lesser of 10,000 and the Number of Shares at that time; and

[6]	To be as set forth in the Forward Instruction Notice.
[7]	To be as set forth in the Forward Instruction Notice.

(b) with respect to the Settlement Date on the Final Date, a number of Shares equal to the Number of Shares at that time;

in each case with the Number of Shares determined taking into account pending Settlement Shares.

Settlement Method Election:	Physical Settlement, Cash Settlement, or Net Share Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which a Settlement Notice has specified Cash Settlement or Net Share Settlement but Dealer is unable, in good faith and in its commercially reasonable discretion, to unwind its hedge by the end of the Unwind Period (taking into account any restrictions on Dealer resulting from any Overlap Unwind Period (as defined below)) (A) in a manner that, in the reasonable discretion of Dealer, based on advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 (“Rule 10b-18”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (B) due to the occurrence of Disrupted Days or to the lack of sufficient liquidity in the Shares (as determined in the reasonable discretion of Dealer) on any Exchange Business Day during the Unwind Period, (iii) to any Termination Settlement Date (as defined under “Termination Settlement” in Paragraph 7(g) below) and (iv) if the Final Date is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date; provided further that, if Physical Settlement applies under clause (ii) immediately above, Dealer shall provide written notice to Counterparty at least two Scheduled Trading Days prior to the applicable Settlement Date.

Settlement Notice Requirements:	Each Settlement Notice delivered hereunder with respect to a settlement of a Transaction shall specify the Settlement Date and Settlement Shares for such settlement, provided that notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Counterparty delivers to Dealer with such Settlement Notice a representation, dated as of the date of such Settlement Notice and signed by Counterparty, in the form set forth in clause (i) under the heading “Additional Representations and Agreements of Counterparty” in Paragraph 7(e) below.

Physical Settlement:	If Physical Settlement is applicable, then on the relevant Settlement Date Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:	For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price in effect on such Settlement Date multiplied by (b) the Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, Dealer will pay the Cash Settlement Amount to Counterparty. If the Cash Settlement Amount is a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:

An amount determined by the Calculation Agent equal to:

(a)   (i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus USD 0.02, minus (B) the weighted average price (the “Unwind Purchase Price”) at which Dealer purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Share Settlement applies and the undertaking of Dealer set forth in Section 7(d)(v) hereof, multiplied by (ii) the Settlement Shares for the relevant Settlement Date; minus

(b)   the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Settlement Shares for such Settlement Date with respect to which Dealer has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Dealer shall deliver a number of Shares to Counterparty equal to the Net Share Settlement Shares or (ii) negative number, Counterparty shall deliver a number of Shares to Dealer equal to the Net Share Settlement Shares; provided that, if Dealer determines in its commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period:	The period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the second Scheduled Trading Day preceding such Settlement Date, subject to “Termination Settlement” as described in Paragraph 7(g) below.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Share Cap:	Notwithstanding any other provision of this Confirmation, in no event will Counterparty be required to deliver to Dealer on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement or any Private Placement Settlement, a number of Shares in excess of (i) 1.5 times the Initial Number of Shares, subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Equity Definitions minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer hereunder prior to such Settlement Date.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clause (iii) thereof, and Section 11.2(e)(vii) of the Equity Definitions is hereby amended by adding the words “that is within the Issuer’s control” immediately after the word “event.” For the avoidance of doubt, the declaration or payment of a cash dividend will not constitute a Potential Adjustment Event.

Additional Adjustment:	If, in Dealer’s commercially reasonable judgment, the actual cost to Dealer (or an affiliate of Dealer), over any 15 consecutive day period, of borrowing a number of Shares equal to the Number of Shares to hedge in a commercially reasonable manner its exposure to this Transaction exceeds a weighted average rate equal to [•][8] basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Dealer for the amount by which such cost exceeded a weighted average rate equal to [•][9] basis points per annum during such period.

Extraordinary Events:

Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting, or Change in Law) shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Paragraphs 7(f) and 7(g), respectively. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Section 7(f)(iv) below. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by deleting “10%” and inserting “15%” in lieu thereof.

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Transfer:	Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under this Transaction, in whole or in part, to any affiliate of Dealer, whose obligations hereunder are fully and unconditionally guaranteed by Dealer or Dealer’s ultimate parent entity, without the consent of Counterparty; provided that, at all times, any transferee or assignee or other recipient of rights, title and interest, powers, privileges and remedies shall be eligible to provide a U.S. Internal Revenue Service Form W-9 or W-8ECI with respect to any payments or deliveries under the Agreement.

3. Calculation Agent:	Dealer, whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the

[8]	To be as set forth in the Forward Instruction Notice.
[9]	To be as set forth in the Forward Instruction Notice.

Agreement with respect to which Dealer is the sole Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or determination required to be made by the Calculation Agent hereunder or to perform any obligation of the Calculation Agent hereunder and such failure continues for five (5) Exchange Business Days following notice to the Calculation Agent by Counterparty of such failure, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a request by Counterparty, the Calculation Agent shall promptly (but in any event within three Scheduled Trading Days) provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or other proprietary or confidential information used by it for such determination or calculation.

4. Account Details:

(a) Account for delivery of Shares to Dealer:

To be furnished

(b) Account for delivery of Shares to Counterparty:

To be furnished

(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

5. Offices:

The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party

The Office of Dealer for the Transaction is: [•]

6. Notices: For purposes of this Confirmation:

(a) Address for notices or communications to Counterparty:

Spire Inc.

700 Market Street

St. Louis, Missouri 63101

Attention: Adam Woodard

Telephone: (314) 342 - 0506

Facsimile: (314) 349 - 2489

Email: Adam.Woodard@spireenergy.com

(b) Address for notices or communications to Dealer:

For Notices:

[RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street

New York, NY 10281]

Attention: ECM

Email: RBCECMCorporateEquityLinkedDocumentation@rbc.com]

[Merrill Lynch, Pierce, Fenner & Smith Incorporated

1 Bryant Park

New York, NY 10036

Attention: Christine Roemer

Email: Christine.Roemer@baml.com]

For Trade Affirmations and Settlements:

[RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street

New York, NY 10281]

Attention: Back Office

Email: geda@rbccm.com]

[Merrill Lynch, Pierce, Fenner & Smith Incorporated

1 Bryant Park

New York, NY 10036

Attention: Christine Roemer

Email: Christine.Roemer@baml.com]

For Trade Confirmations:

[RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street

New York, NY 10281]

Attention: Structured Derivatives Documentation

Email: seddoc@rbccm.com]

[Bank of America, N.A.

One Bryant Park

New York, NY 10036

Attention: Rohan Handa

Email: Rohan.Handa@baml.com]

7. Other Provisions:

(a) Conditions to Effectiveness. The effectiveness of this Transaction shall be subject to the satisfaction or waiver by Dealer of the following conditions:

(i) the representations and warranties of Counterparty in the Sales Agreement or any certificate delivered pursuant thereto shall be true and correct on the Effective Date as if made as of the Effective Date;

(ii) Counterparty shall have performed all of the obligations required to be performed by it under the Sales Agreement on or prior to the Effective Date;

(iii) all of the conditions set forth or referenced in Section 6 of the Sales Agreement;

(iv) the Sales Agreement shall be in effect; and

(v) neither of the following shall have occurred: (A) Dealer or its affiliates shall have been unable to borrow and deliver for sale a number of Shares equal to the Initial Number of Shares in respect of the Transaction; or (B) in Dealer’s commercially reasonable judgment, either it is impracticable to do so or Dealer would incur a stock loan cost of more than a rate equal to [•] basis points per annum to do so.

(b) Sales Agreement Representations, Warranties and Covenants. On the Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of this Transaction, Counterparty repeats and reaffirms as of such date all of the representations and warranties contained in the Sales Agreement. Counterparty hereby agrees to comply with its covenants contained in the Sales Agreement as if such covenants were made in favor of Dealer.

(c) Interpretive Letter. Counterparty agrees and acknowledges that this Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”) and agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer for this Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” (as defined in Regulation M). In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Sales Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively-traded securities” (as defined in Rule 101(c)(1) of Regulation M).

(d) Agreements and Acknowledgments Regarding Shares.

(i) Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(ii) Counterparty agrees and acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to this Transaction by selling Shares borrowed from third party securities lenders or other Shares pursuant to a registration statement, and that, pursuant to the terms of the Interpretive Letter, any Shares (up to the Number of Shares) delivered, pledged or loaned by Counterparty to Dealer (or an affiliate of Dealer) in connection with this Transaction may be used by Dealer (or an affiliate of Dealer) to return to securities lenders without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such securities loan is effected by Dealer or an affiliate of Dealer. Accordingly, subject to Section 7(h) below, Counterparty agrees that any Shares that it delivers, pledges or loans to Dealer (or an affiliate of Dealer) on or prior to the final Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii) Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under this Transaction.

(iv) Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under this Transaction.

(v) In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of this Transaction, Dealer shall use its reasonable efforts, based on the advice of counsel, to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

(e) Additional Representations and Agreements of Counterparty. Counterparty represents, warrants and agrees as follows:

(i) Counterparty represents to Dealer on the Trade Date and on any date that Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to this Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (C) Counterparty is not entering into this Confirmation nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

(ii) It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Share Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period comply with the requirements of Rule 10b5-l(c)(l)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-l(c). Counterparty acknowledges that (A) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its agent or affiliate) in connection with this Confirmation and (B) Counterparty is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 under the Exchange Act.

(iii) Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase,” “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(iv) During any Unwind Period, Counterparty shall (i) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or Counterparty reasonably expects in advance of the opening to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Dealer following any such announcement that such announcement has been made, and (iii) promptly deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(v) Neither Counterparty nor any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that might reasonably be expected to cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of this Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.

(vi) Counterparty will not engage in any “distribution” (as defined in Regulation M), other than a distribution meeting the requirements of the exception set forth in Rules 101(b)(10) or 102(b)(7) of Regulation M, that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(vii) Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” (as defined in the Investment Company Act of 1940, as amended).

(viii) Counterparty is not insolvent, nor will Counterparty be rendered insolvent as a result of this Transaction or its performance of the terms hereof.

(ix) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of this Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(x) Counterparty understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(xi) To Counterparty’s actual knowledge, no federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including, without limitation, a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act.

(xii) No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Confirmation and the consummation of this Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act and (ii) as may be required to be obtained under state securities laws.

(xiii) Counterparty (A) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; (B) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction; and (C) is entering into this Transaction for a bona fide business purpose.

(xiv) Counterparty will, by the next succeeding Scheduled Trading Day notify Dealer upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

(xv) In addition to any other requirement set forth herein, Counterparty agrees not to designate, or to appropriately rescind or modify a prior designation of, any Settlement Date if it is notified by Dealer that, in the reasonable determination of Dealer, based on advice of counsel, such settlement or Dealer’s related market activity in respect of such date would result in a violation of any applicable federal or state law or regulation, including the U.S. federal securities laws.

(f) Acceleration Events. Each of the following events shall constitute an “Acceleration Event”:

(i) Stock Borrow Event. In the commercially reasonable judgment of Dealer (A) Dealer (or an affiliate of Dealer) is not able to hedge in a commercially reasonable manner its exposure under this Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) Dealer (or an affiliate of Dealer) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under this Transaction that is greater than a rate equal to [•] basis points per annum (each, a “Stock Borrow Event”);

(ii) Dividends and Other Distributions. On any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this paragraph (ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by Dealer; “Extraordinary

Dividend” means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of Dealer, is (1) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (2) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution or (3) any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;

(iii) ISDA Termination. Either Dealer or Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the provisions of Section 7(g) below shall apply in lieu of the consequences specified in Section 6 of the Agreement;

(iv) Other ISDA Events. The announcement of any event that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Insolvency or Delisting or the occurrence of any Hedging Disruption or Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); provided further that (i) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation” and (B) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Dealer on the Trade Date” and (ii) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the Trade Date; or

(v) Ownership Event. In the good faith judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this clause (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order (other than any obligations under Section 13 of the Exchange Act and the rules and regulations thereunder) or Counterparty constituent document that for any reason is, or after the Trade Date becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding.

(g) Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of this Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof.

(h) Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-paragraph (ii) of “Agreements and Acknowledgments Regarding Shares” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Dealer otherwise determines that in its reasonable opinion any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” (as defined in Rule 144 under the Securities Act), then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.

(i) If Counterparty delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in accordance with private placement procedures customary for private placements of equity securities of substantially similar size with respect to such Restricted

Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements of equity securities of a substantially similar size, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Dealer to Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the date that would otherwise be applicable.

(ii) If Counterparty delivers any Restricted Shares in respect of this Transaction, Counterparty agrees that (A) such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

(i) Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and reasonable expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom (whether or not such Indemnified Party is a party thereto), except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s negligence, fraud, bad faith and/or willful misconduct or from a breach of any representation or covenant of Dealer contained in this Confirmation or the Agreement. The foregoing provisions shall survive any termination or completion of the Transaction.

(j) Waiver of Trial by Jury. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(k) Governing Law/Jurisdiction. This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

(l) Designation by Dealer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

(m) Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer, this Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that this Transaction is a contract for the issuance of Shares by the Issuer.

(n) Disclosure. Effective from the date of commencement of discussions concerning the Transaction, each of Dealer and Counterparty and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

(o) Right to Extend. Dealer may postpone any Settlement Date or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares, if Dealer determines, based on the advice of counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal, regulatory or self-regulatory requirements or with related policies and procedures applicable to Dealer that generally apply to transactions of a nature and kind similar to the Transaction.

(p) Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 4.5%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the Number of Shares and (2) the denominator of which is the number of Shares outstanding on such day.

(q) Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and rules thereunder, including any “group” of which Dealer or its affiliates is a part, (the “Dealer Group”) would directly or indirectly beneficially own (as defined for purposes of Section 13 or Section 16 of the Exchange Act and the rules and regulations thereunder) in excess of 4.9% of the then outstanding Shares (the “Threshold Number of Shares”) or (iii) Dealer would hold 5% or more of the number of Shares of Counterparty’s outstanding common stock or 5% or more of Counterparty’s outstanding voting power (the “Exchange Limit”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares or (iii) Dealer would directly or indirectly so beneficially own in excess of the Exchange Limit. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit, (ii) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares or (iii) Dealer would not directly or indirectly so beneficially own in excess of the Exchange Limit, as applicable.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.

(r) Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” (as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”)), the Agreement and this Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” (as defined in Section 1a(51) of the CEA).

(s) Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than this Transaction.

(t) No Collateral or Setoff. Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of this Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations in respect of this Transaction, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff.

(u) Tax Matters.

(i)	For the purpose of Section 3(f) of the Agreement:

(A)	Dealer makes the following representations:[10]

[(1) It is (i) a bank organized under the laws of Canada and (ii) a corporation for U.S. federal income tax purposes.

(2) Each payment received or to be received in connection with this Confirmation will be effectively connected with its conduct of a trade or business in the United States.]

[(1) It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(2) It is a national banking association organized and existing under the laws of the United States of America and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii).]

(B) Counterparty makes the following representations:

[10]	Insert Dealer’s other applicable boilerplate Section 3(f) tax representations as necessary.

(1) It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(2) It is organized under the laws of the State of Missouri and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(A).

(ii) Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Indemnifiable Tax” (as defined in Section 14 of the Agreement) shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section2(d) of the Agreement.

(iii) HIRE Act. To the extent that either party to the Agreement with respect to this Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to this Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to this Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to this Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of this Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to this Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

(iv) Tax documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such tax form previously provided has become inaccurate or incorrect. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W-8ECI or W-9 (as applicable) or, or any successor thereto, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become inaccurate or incorrect. Furthermore, for the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, each party shall, promptly upon reasonable demand by the other party, provide any other tax form or document, accurately completed and in a manner reasonably satisfactory to such other party, that may be required or reasonably requested in order to allow such party to make a payment under this Confirmation, including any Credit Support Document, without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate.

(v) Change of Account. Section 2(b) of the Agreement is hereby amended (1) by the addition of the following after the word “delivery” in the first line thereof: “to another account in the same legal and tax jurisdiction” and (2) by the addition of the following after the word “change” in the fourth line thereof: “; provided that if a new account of one party is not in the same tax jurisdiction as the original account, the other party shall not be obliged to pay, for tax reasons, any greater amount and shall not be obliged to accept any lesser amount as a result of such change than would have been the case if such change had not taken place.”

(v) Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Confirmation, the Equity Definitions or the Agreement (including, without limitation, any right arising from any Acceleration Event).

(w) Other Forward(s). Dealer acknowledges that Counterparty has entered into or may enter in the future into one or more substantially identical forward transactions for the Shares (each, an “Other Forward” and, collectively, the “Other Forwards”) with one or more alternative forward purchasers. Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forward coincides for any period of time with an Unwind Period for this Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and the length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of this Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Business Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Forward, every third Scheduled Trading Day if there are two Other Forwards, etc.).

(x) U.S. Stay Regulations. To the extent that the QFC Stay Rules are applicable hereto, then the parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.11

(y) [Other Matters. Insert any boilerplate terms or provisions applicable to Dealer]

[11]	Insert Dealer’s boilerplate U.S. Resolution Stay agreements, if applicable

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Very truly yours,

[RBC Capital Markets, LLC
as agent for
ROYAL BANK OF CANADA

By:
Name:
Title:]

[BANK OF AMERICA, N.A.

By:
Name:
Title:]

SPIRE INC.

By:
Name:
Title:

SCHEDULE I

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0.00
[•], 20[•]	USD [•]
[•], 20[•]	USD [•]
[•], 20[•]	USD [•]
[•], 20[•]	USD [•]
Final Date	USD 0.00

A-S-1

ANNEX A

FORM OF PRICING SUPPLEMENT

Date: [•]

To:	Spire Inc.

700 Market Street 3200

St. Louis, Missouri 63101

From:	[Royal Bank of Canada] [Bank of America, N.A.]

[DEALER’S NOTICE INFORMATION]

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated as of [•] (the “Confirmation”) between Spire Inc. and [Royal Bank of Canada] [Bank of America, N.A.].

For all purposes under the Confirmation,

(a) the Hedge Completion Date is [•];

(b) the Initial Number of Shares shall be [•], subject to further adjustment in accordance with the terms of the Confirmation; and

(c) the Initial Forward Price shall be USD [•].

Very truly yours,

[RBC Capital Markets, LLC
as agent for
ROYAL BANK OF CANADA

By:
Name:
Title:]

[BANK OF AMERICA, N.A.

By:
Name:
Title:]

A-A-1

SPIRE INC.

By:
Name:
Title:

A-A-2